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                                                                    EXHIBIT 10.5


                              CHASE INDUSTRIES INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             AS AMENDED MAY 26, 1998


                            SCOPE AND PURPOSE OF PLAN

         Chase Industries Inc., a Delaware corporation (the "Corporation"), has adopted this 1997 Non-Employee Director Stock Option Plan (this "Plan") to provide for the granting of Options (hereafter defined) to Non-Employee Directors (hereafter defined).

         The purpose of this Plan is to aid the Corporation in attracting highly qualified individuals to serve as Non-Employee Directors (hereafter defined) of the Corporation, and to extend to Non-Employee Directors the opportunity to acquire additional proprietary interests in the Corporation, providing an incentive for Non-Employee Directors of the Corporation to remain in the service of the Corporation and apply their best efforts to maximize the success of the Corporation.

SECTION 1. DEFINITIONS

         1.1 "Acquiring Person" means any Person other than (a) the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation (b) Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), or (c) any Affiliate of CVC that is directly controlled by Citicorp or Citibank, N.A., or otherwise is in the same tier as CVC of Affiliates under the control of such entities ("Direct Affiliates"), but shall not include any entities that may be deemed an Affiliate of CVC as a result of the investment by any Direct Affiliate in such entity.

         1.2 "Affiliate" means (a) any Person who is directly or indirectly the beneficial owner of at least 10% of the voting power of the outstanding Voting Securities of the Corporation or (b) any Person controlling, controlled by, or under common control with the Corporation or any Person contemplated in clause
(a) of this Subsection 1.2.

         1.3 "Annual Retainer" means the compensation to which a Non-Employee Director is entitled as a retainer for service as a director of the Corporation during a Plan Year, exclusive of (1) any fees paid to such director for attending meetings of the Board of Directors or meetings of any committee of the Board of Directors, (2) any other amounts paid to such director on a per-meeting basis, or (3) any amounts paid by the Corporation or its Subsidiaries to such director for services rendered to the Corporation or its Subsidiaries in a capacity other than as a director.

         1.4 "Award Agreement" means the written agreement between the Corporation and a Holder evidencing the terms, conditions, and limitations of the Options granted to that Holder.

         1.5 "Board of Directors" means the board of directors of the Corporation.



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         1.6 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Ohio are authorized or obligated by law or executive order to close.

         1.7 "Change in Control" means the event that is deemed to have occurred if:

                  (a) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of the Corporation; or

                  (b) a public announcement is made of a tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of the Corporation, and the Board of Directors approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; provided, however, that the events to occur under Subsection 8.1 hereof shall not occur solely as a result of an event described in this clause (b) unless, within one year after the occurrence of such event, an event described in clauses (a), (c) or (d) hereof shall have occurred, in which case such events to occur under Subsection 8.1 hereof shall occur upon the occurrence of such event but shall be deemed to have been effective as of the time of the occurrence of the event described in this clause (b); or

                  (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of the Corporation), other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately before the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

                  (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all the Corporation's assets in one transaction or a series of related transactions to a Subsidiary of the Corporation or any other corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock in the Corporation.

         1.8 "Code" means the Internal Revenue Code of 1986, as amended.

         1.9 "Committee" means the committee appointed pursuant to Section 3 by the Board of Directors to administer this Plan.

         1.10 "Convertible Voting Securities" means any and all options, warrants, or other rights to purchase, or securities convertible into or exchangeable or exercisable for, directly or indirectly, Voting Securities of any Person.

         1.11 "Corporation" means Chase Industries Inc., a Delaware corporation.



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         1.12 "Date of Grant" has the meaning given it in Subsection 4.3.

         1.13 "Disability" has the meaning given it in Subsection 10.2.

         1.14 "Disinterested Person" means a Person that meets the definition of a "Non-Employee Director" under Rule 16b-3(b)(3).

         1.15 "Effective Date" means the date this Plan is approved by the stockholders of the Corporation.

         1.16 "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

         1.17 "Exercise Notice" has the meaning given it in Subsection 7.3.

         1.18 "Exercise Price" means the price per share at which one share of Stock may be purchased pursuant to an Option, as specified in Subsection 5.1 or 6.1, as applicable.

         1.19 "Fair Market Value" means, for a particular day:

                  (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange as of the date or dates on which Fair Market Value is to be determined or, if no such sale takes place on such date or dates, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

                  (b) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subsection 1.19(a) and sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System (or such other system then in use) at the date or dates of determining the Fair Market Value, then the last reported sales price so reported as of the date or dates on which Fair Market Value is to be determined or, if no such sale takes place on such date or dates, the average of the high bid and low asked prices so reported; or

                  (c) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subsection 1.19(a) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Subsection 1.20(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date or dates of determining the Fair Market Value, then the average of the high bid and low asked prices on the last trading day before the date in question;

provided, that if information to establish Fair Market Value of the Stock pursuant to this Subsection 1.19 is not available on any date or dates for which Fair Market Value is to be determined, subclause (a), (b) or (c), as applicable, shall be applied for the next preceding date on which such information is available.

         1.20 "Holder" means a Non-Employee Director to whom an outstanding Option has been granted under this Plan or a transferee of any Option granted under this Plan as permitted under Subsection 12.3.



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         1.21 "Non-Employee Director" means a director of the Corporation who while a director is not an employee or an officer of the Corporation or any Subsidiary of the Corporation.

         1.22 "Meetings Fees" means compensation to which a Non-Employee Director is entitled for attending a meeting of the Board of Directors or a meeting of any committee of the Board of Directors, exclusive of any amounts paid by the Corporation or its Subsidiaries to such director for services rendered to the Corporation or its Subsidiaries in a capacity other than as a director.

         1.23 "Non-Surviving Event" means an event of Restructuring as described in either Subsection 1.29(b) or Subsection 1.29(c).

         1.24 "Option" means an option to purchase Stock granted pursuant to this Plan; Options granted under this Plan are not "incentive stock options" under Section 422 of the Code.

         1.25 "Participant" means a Non-Employee Director who has been granted an Option pursuant to Section 5 or has elected in accordance with Section 4.2(b) to receive Options in lieu of receiving all or part of such Non-Employee Director's Annual Retainer.

         1.26 "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust, or other entity. A Person, together with that Person's affiliates and associates (as "affiliate" and "associate" are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

         1.27 "Plan" means the Chase Industries Inc. 1997 Non-Employee Director Stock Option Plan, as it may be amended from time to time.

         1.28 "Plan Year" means the twelve (12) consecutive month period beginning January 1 and ending December 31.

         1.29 "Restructuring" means the occurrence of any one or more of the following:

                  (a) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

                  (b) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or



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                  (c) The transfer, directly or indirectly, of all or
         substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation, or otherwise) to any Person, whether effected as a single transaction or a series of related transactions.

         1.30 "Retirement" means, with respect to a Non-Employee Director, resignation from the position as a member of the Board of Directors (including as a result of declining to accept a nomination or otherwise stand for reelection) on or after the date of the fifth annual meeting of stockholders of the Corporation held after the date on which such Non-Employee Director was first elected or appointed to the Board of Directors.

         1.31 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 shall refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 as it may thereafter be amended.

         1.32 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

         1.33 "Stock" means the Corporation's authorized common stock, par value $.01 per share, or any other securities that are substituted for the Stock as provided in Subsection 8.1 or Section 9.

         1.34 "Stock Appreciation Right" or "SAR" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price.

         1.35 "Subsidiary" means, with respect to any Person, any corporation, or other entity of which a majority of the Voting Securities is owned, directly or indirectly, by that Person.

         1.36 "Total Shares" has the meaning given it in Subsection 8.1.

         1.37 "Voting Securities" means (i) any securities that are entitled to vote generally in the election of directors, in the admission of general partners or in the selection of any other similar governing body and (ii) with respect to the Corporation, all shares of the Corporation's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of the Corporation's common stock, par value $.01 per share).

SECTION 2. SHARES OF STOCK SUBJECT TO THIS PLAN

         2.1 Maximum Number of Shares. Subject to the provisions of Subsection
2.2 and Section 9 of this Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Options under this Plan shall be ONE HUNDRED THOUSAND (100,000) shares of Stock.

         2.2 Limitation of Shares. For purposes of the limitations specified in Subsection 2.1, the following principles shall apply:

                  (a) the number of shares of Stock subject to outstanding Options shall count against and decrease the number of shares of Stock that may be issued for purposes of Subsection 2.1;

                  (b) the number of shares of Stock with respect to which Options have expired, are cancelled, or otherwise terminate without being exercised, converted, or vested, as applicable, and, in the event SARs are granted pursuant to Subsection 8.1, shares of Stock as to which an Option



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         has been surrendered in connection with the exercise of a related SAR shall be added back to the number of shares of Stock that may be issued for purposes of Subsection 2.1; and

                  (c) the number of shares of Stock that are transferred by a Holder of an Option (or withheld by the Corporation) as full or partial payment to the Corporation of the purchase price of shares of Stock subject to an Option or the Corporation's tax withholding obligations, if any, shall not be added back to the number of shares of Stock that may be issued for purposes of Subsection 2.1 and shall not again be subject to Options.

         Notwithstanding the provisions of this Subsection 2.2, the Committee may impose restrictions which are more limited than set forth herein with respect to shares of Stock subject to Options that may be added back to the number of shares of Stock that may be issued for purposes of Subsection 2.1.

         2.3 Source of Shares. The shares to be delivered under this Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time at its sole option.

         2.4 Registration and Listing of Shares. From time to time, the Board of Directors and appropriate officers of the Corporation shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance pursuant to the exercise of Options.

SECTION 3. ADMINISTRATION OF PLAN

         3.1 Committee. The Board of Directors may administer this Plan or may delegate all or part of that duty to the Committee; provided that the Committee shall not have the power to appoint members of the Committee. Except for references in this Subsection 3.1, and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of this Plan. The Committee shall be constituted so that, as long as Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a Disinterested Person and so that this Plan in all other applicable respects will qualify transactions related to this Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3 to the extent exemptions thereunder may be available. The number of Persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors and, unless that majority of the Board of Directors determines otherwise, shall be no less than two Persons. Notwithstanding the foregoing, the Board of Directors may designate the Compensation Committee of the Board of Directors to serve as the Committee hereunder, provided that each member of such Compensation Committee is a Disinterested Person.

         3.2 Committee's Powers. Subject to the express provisions of this Plan and Rule 16b-3, the Committee shall have such power and authority as may be necessary or advisable to carry out its functions and duties as described in this Plan, including the authority, in its sole and absolute discretion, to (a) interpret this Plan and make such determination as it deems necessary for Plan administration and to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan; (b) redeem, pursuant to Subsection 8.2(d), outstanding Options and Stock Appreciation Rights; (c) construe the respective Award Agreements and this Plan; (d) terminate, modify, or, subject to Subsection 11.2, amend this Plan; and (e) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and the foregoing, the Committee may correct



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any defect, supply any omission, or reconcile any inconsistency in this Plan, in any Option, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry this Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Subsection
3.2 shall be final and conclusive.

SECTION 4.  ELIGIBILITY AND PARTICIPATION

         4.1 Non-Employee Directors. Options may be granted pursuant to this Plan only to Persons who are Non-Employee Directors at the time of the grant thereof and, with respect to Options granted pursuant to Subsection 6.1, who have properly elected in accordance with Subsection 4.2 to be a Participant in the Plan Year in which the Options were granted.

         4.2 Participation.

                  a. Automatic Awards. Each Non-Employee Director, upon initial election to the Board of Directors, automatically shall become a Participant in this Plan for purposes of Section 5.

                  b. Deferred Retainer Awards. A Non-Employee Director shall become a Participant for a Plan Year for purposes of Section 6 by filing with the secretary of the Corporation prior to the first day of such Plan Year an irrevocable written election in a form prescribed by the Committee ("Annual Deferral Notice") to receive Options in lieu of all or a portion, in twenty-five percent (25%) increments, of the Non-Employee Director's Annual Retainer payable for such upcoming Plan Year; provided that a Non-Employee Director may become a Participant for purposes of Section 6 (i) for the 1997 Plan Year by filing such an election by May 31, 1997, with such election to apply with respect to Annual Retainer amounts attributable to the portion of the 1997 Plan Year from and after the date of (or a later date specified in) such election and (ii) for the Plan Year in which such Non-Employee Director is first elected or appointed to the Board of Directors, by filing such an election within 30 days after election or appointment to the Board of Directors, with such election to apply with respect to Annual Retainer amounts attributable to the portion of the Plan Year in which such Person is elected or appointed to the Board of Directors from and after the date of (or a later date specified in) such election. Such written election shall become a part of the Participant's Award Agreement, and a copy will be attached as an exhibit thereto.

                  c. Deferred Meeting Fees. A Non-Employee Director who elects to defer all or a portion of such Non-Employee Director's Annual Retainer for a Plan Year in accordance with Section 4.2(b) also may elect, by indicating at the space provided therefor in the Annual Deferral Notice, to receive Options in lieu of all Meeting Fees that are earned by the Non-Employee Director in such upcoming Plan Year; provided that a Non-Employee Director may elect to defer Meeting Fees for the period of the 1998 Plan Year from and after May 26, 1998, by making such election on May 26, 1998, with such election to apply with respect to Meeting Fees earned during the 1998 Plan Year from and after the date of (or a later date specified in) such election and (ii) for the Plan Year in which such Non-Employee Director is first elected or appointed to the Board of Directors, by filing such an election within 30 days after election or appointment to the Board of Directors, with such election to apply with respect to Meeting Fees earned during the portion of the Plan Year in which such Person is elected or appointed to the Board of Directors from and after the date of (or a later date specified in) such election.

         4.3 Date of Grant. Notwithstanding that (i) certain terms of the Award Agreement may not be determined at that time or (ii) the Award Agreement may not be executed until a later time, the date on which the Options covered by an Award Agreement is granted (the "Date of Grant"), shall be (A) the date of election or appointment to the Board of Directors for Options granted pursuant to Subsection 5.1 and (B) the last day of each calendar quarter of a Plan Year with respect to Options granted pursuant to Subsection 6.1.



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In no event shall a Holder gain any rights in addition to those specified by this Plan, as interpreted and administered by the Committee, regardless of the time that may pass between the grant of the Options and the actual execution of the Award Agreement by the Corporation and the Holder.

         4.4 Award Agreements. Each Option granted under this Plan shall be evidenced by an Award Agreement in such form and containing such terms as the Committee shall approve, and which shall not contain any provisions inconsistent with the terms of this Plan. Options granted pursuant to Section 5.1 shall be evidenced by one Award Agreement for each Non-Employee Director and Options granted under Section 6.1 to a Non-Employee Director for a Plan Year shall be evidenced by separate Award Agreements for Options granted as of the end of each calendar quarter in such Plan Year in which Options are granted.

SECTION 5.  AUTOMATIC GRANTS OF OPTIONS

         5.1 Automatic Options Granted to Non-Employee Directors Elected or Appointed After the Effective Date. Each Non-Employee Director who is elected or appointed to the Board of Directors after the Effective Date, and has not served as a member of the Board of Directors before such date, shall be awarded an Option to purchase 7,500 shares of Stock upon the date of such election or appointment to the Board of Directors.

         5.2 Exercisability. Subject to Section 8, each Option granted pursuant to this Section 5 shall become exercisable with respect to 1,500 shares of Stock on each of the first five anniversaries of the Date of Grant.

         5.3 Exercise Price. The per share Exercise Price of Options granted pursuant to Subsection 5.1 shall be the average Fair Market Value of a share of Stock for the five trading days immediately preceding the effective date of the grantees' election or appointment to the Board of Directors.

SECTION 6.  STOCK OPTIONS UPON DEFERRAL OF ANNUAL RETAINER AND MEETING FEES

         6.1 Number of Shares. Subject to Subsections 6.4 and 6.5, a Participant shall be granted Options as of the last day in each calendar quarter of a Plan Year in accordance with the following formula, provided that the Participant has filed with the Company a written election of deferral of his or her Annual Retainer and, if applicable, Meeting Fees for such Plan Year in accordance with Subsection 4.2:

25% of the Annual Retainer Amount to                  Number of Shares (rounded up to
be Deferred for such Plan Year +, if             =    the nearest whole share)
Meeting Fees are to be deferred for
such Plan Year, all Meeting Fees
earned during the calendar quarter in
which the Date of Grant occurs
--------------------------------------
50% of the average Fair Market Value
of a share of Stock for the last five
trading days of the calendar quarter
in which the Date of Grant occurs

Subject to Subsection 6.4, that portion of the numerator of the above fraction attributable to the Annual Retainer shall be determined according to the amount of Annual Retainer elected to be deferred for the Plan Year by the Participant in accordance with Subsection 4.2(b).



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         6.2 Exercisability. Each Option granted pursuant to this Section 6 shall become exercisable in full on the Date of Grant.

         6.3 Exercise Price. The per share Exercise Price of Options granted pursuant to Subsection 6.1 shall be 50% of the average Fair Market Value of a share of Stock for the last five trading days of the calendar quarter in which the Date of Grant of such Options occur, such that Options granted to a Participant over a Plan Year shall have four separate exercise prices.

         6.4 Participation Commencing During a Plan Year. In the event a Participant elects to defer all or a portion of his or her Annual Retainer after the start of a Plan Year as permitted by the proviso of Subsection 4.2(b), the numerator in the formula set forth in Subsection 6.1 shall be adjusted with respect to such Participant for such Plan Year to reflect the portion of the deferred Annual Retainer attributable to each remaining calendar quarter (or portion thereof) in the Plan Year to which any such initial election relates.

         6.5 Termination of Status as Non-Employee Director. Notwithstanding the provisions of Subsection 6.1, if a Non-Employee Director who has made an election pursuant to Subsection 4.2(b) or (c) ceases to be a Non-Employee Director during a Plan Year to which such election relates, no Options will be granted to such Non-Employee Director for the calendar quarter in which such Participant ceases to be a Non-Employee Director or for any period thereafter. Any Annual Retainer and Meeting Fees earned for the calendar quarter in which such Participant ceases to be a Non-Employee Director shall be paid in cash and, upon such payment, the Corporation shall have no further obligation under this Plan to such Participant other than with respect to Options and SARs (if any) granted under this Plan and outstanding as of the date such Participant ceases to be a Non-Employee Director.


SECTION 7.  TERMS AND CONDITIONS OF OPTIONS

         All options granted under this Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 7 (to the extent each term and condition applies to the form of Option) and also to the terms and conditions set forth in Sections 8, 9 and 10.

         7.1 Expiration of Options. Subject to the provisions in Section 10, each Option shall expire ten (10) years after the Date of Grant of such Option.

         7.2 Exercise Price. Each Award Agreement shall state that the Exercise Price shall be the exercise price per share of Stock as calculated pursuant to
Section 5.3 or 6.3, as applicable.

         7.3 Method of Exercise. The Option shall be exercisable only by written notice of exercise (the "Exercise Notice") delivered to the Corporation during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed by the Holder of the Option or, if the Holder is dead or becomes affected by a Disability, by the person authorized to exercise the Option pursuant to Subsection 10.2, (c) be accompanied by payment of the Exercise Price for all shares of Stock for which the Option is being exercised, and (d) include such other information, instruments, and documents as may be required by the Committee to evidence such Holder's authority to exercise the Option or as otherwise required as provided by Subsection 10.5. The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Subsection 7.3 have been satisfied.



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         7.4 Medium and Time of Payment. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means acceptable to the Committee; (b) on the Committee's prior consent, with shares of Stock owned by the Holder (including shares received upon exercise of the Option) and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise; or (c) by any combination of clauses (a) and (b). If the Committee elects to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date the certificate for such shares, duly endorsed for transfer to the Corporation and free from any restriction on transfer, is delivered to the Corporation.

         7.5 Payment with Sale Proceeds. In addition, at the request of a Holder and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder, shall pay to the Corporation the Exercise Price of the Option being exercised and the Corporation shall promptly deliver the exercised shares of Stock to the brokerage firm. To accomplish this transaction, the Holder must deliver to the Corporation an Exercise Notice containing irrevocable instructions from the Holder to the Corporation to deliver the Stock certificates representing the shares of Stock directly to the broker. Upon receiving a copy of the Exercise Notice acknowledged by the Corporation, the broker shall sell that number of shares of Stock or loan the Holder an amount sufficient to pay the Exercise Price. The broker then shall deliver to the Corporation that portion of the sale or loan proceeds necessary to cover the Exercise Price. The Committee shall not approve any transaction of this nature if the Committee believes that the transaction would give rise to the Holder's liability for short-swing profits under Section 16(b) of the Exchange Act.

         7.6 No Fractional Shares. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option. In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

         7.7 Available Stock. The Options to be granted pursuant to Subsections
5.1 and 6.1 shall be made in the amounts specified therein only if, as of the Date of Grant of any such Options, the number of shares of Stock available to be issued pursuant to Options under this Plan (as calculated in Section 2) is sufficient to make all grants of Options required to be made pursuant to Subsections 5.1 and/or 6.1 on such Date of Grant. In the event that the number of shares of Stock that are available to be issued pursuant to Options under this Plan on the Date of Grant of such Options is insufficient to permit the grant of the entire number of shares with respect to which Options are to be granted on such Date of Grant, then the number of available shares shall be apportioned pro rata among the Options to be granted on such Date of Grant, and the number of shares subject to each Option shall be the number of shares apportioned to that Option. Any such apportionment effective pursuant to the immediately preceding sentence shall be as follows: (i) in the case of Options to be granted pursuant to Section 5.1, equally and (ii) with respect to Options to be granted pursuant to Subsection 6.1, pro rata among those Participants entitled to receive Options on such Date of Grant, based on the number of Options to which each Participant is entitled to receive pursuant to Subsection
6.1 as compared to the total number of Options to which all Participants are entitled to receive on such Date of Grant pursuant to Subsection 6.1 and (iii) if Options are to be granted on such Date of Grant pursuant to both of Subsections 5.1 and 6.1, the allocation among Subsection 5.1 and Subsection 6.1 shall be effected on a basis consistent with the allocation of Options to be granted pursuant to Subsection 6.1. If any such pro ration of Options is effected with respect to any grants due under Subsection 6.1 of this Plan, or if there shall not be any shares of Stock available on any date on which Options are to be granted pursuant to Subsection 6.1, the portion of deferred Annual Retainer and, if applicable, Meeting Fees for which Options are not granted will be paid in cash as of the date such Options were to be granted.

SECTION 8.  EFFECTS OF CHANGE IN CONTROL

         8.1 Change in Control. Upon the occurrence of a Change in Control, subject to Subsection 1.8(b): (a) each Holder of an Option shall immediately be granted one corresponding Stock Appreciation Right for each share of Stock subject to an Option; and (b) all outstanding Options shall immediately become fully vested and exercisable in full, including that portion of any Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares"). If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Stock, then a Holder of an Option shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash, or property to which that number of Total Shares would have been entitled in connection with such Restructuring at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructuring. Nothing in this Subsection 8.1 shall impose on a Holder the obligation to exercise any Option immediately before or upon the Change in Control or cause the Holder to forfeit the right to exercise the Option during the remainder of the original term of the Option because of a Change in Control.

         8.2 Restructuring Without Change in Control. In the event a Restructuring shall occur at any time while there is any outstanding Option hereunder and that Restructuring does not occur in connection with a Change in Control or a series of related transactions involving a Change in Control, then:

                  (a) no outstanding Option shall immediately become fully vested and exercisable in full merely because of the occurrence of the Restructuring;

                  (b) no Holder of an Option shall automatically be granted corresponding Stock Appreciation Rights;

                  (c) if the Restructuring is in the form of a Non-Surviving Event and, as part of that Restructuring, shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, the surviving entity shall assume the obligations of the Corporation under this Plan and Options thereafter shall represent the right to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which the number of Total Shares would have been entitled in connection with such Restructuring at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructuring;

                  (d) the Corporation may (but shall not be required to) redeem in whole or in part any one or more of the outstanding Options (whether or not then exercisable) in consideration of a cash payment in an amount equal to the excess of (i) the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructuring, of the aggregate number of shares of Stock subject to the Options and as to which the Options being redeemed over (ii) the Exercise Price for that number of shares of Stock; any redemption of an Option pursuant this Subsection 8.2(d) shall also constitute the redemption of any corresponding Stock Appreciation Rights; provided, further, that any cash payments be made by the Corporation pursuant to this Subsection 8.2(d) in connection with the redemption of any outstanding Option shall be paid to the Holder thereof at the time of delivery to the Corporation of the Award Agreement evidencing that Option, provided that any such redemption shall be effective upon the consummation of the Restructuring notwithstanding that the payment of the Redemption Price may occur subsequent to the consummation or the failure of any Holder to deliver the applicable Award Agreement; and

                  (e) if a Non-Employee Director becomes a director of the surviving entity and is not otherwise employed by the surviving entity or any Subsidiary thereof, then, for purposes of Section 10.1(a) hereof, such Non-Employee Director shall not be deemed to have ceased to be a Non-Employee Director.

         8.3 Terms of Stock Appreciation Rights. A Stock Appreciation Right granted pursuant to Subsection 8.1(a) shall entitle a Holder, upon exercise, to surrender such Holder's Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 8.3(b). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted pursuant to Subsection 8.1(a) shall be subject to the terms of the Award Agreement governing the Option, which shall be deemed to incorporate the following provisions in addition to those applicable to Options:

                  (a) Exercise and Transfer. A Stock Appreciation Right granted pursuant to Subsection 8.1(a) shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable as provided in Subsection 10.3.

                  (b) Value of Right. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive payment from the Corporation of an amount in cash determined by multiplying:

                           (i) The difference obtained by subtracting the
                  Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

                           (ii) The number of shares of Stock as to which that
                  Stock Appreciation Right has been exercised.

                  (c) Award Agreements. Stock Appreciation Rights granted pursuant to Subsection 8.1(a) shall be evidenced by the Award Agreements evidencing the corresponding Options to which the Stock Appreciation Rights relate, which Award Agreements shall be deemed to incorporate the provisions of this Subsection 8.3. No separate Award Agreement shall be issued evidencing any Stock Appreciation Rights.

         8.4 Notice of Change in Control or Restructuring. Upon the occurrence of a Change in Control or a Restructuring without Change in Control, the Corporation shall provide written notice to all Holders of Options of the occurrence of such event and the effects resulting therefrom as provided in this
Section 8.

SECTION 9. ADJUSTMENT PROVISIONS

         9.1 Adjustment of Options and Authorized Stock. The terms of an Option and the number of shares of Stock authorized pursuant to Subsection 2.1 for issuance under this Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

                  (a) If at any time, or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for this Plan as provided in Subsection 2.1 shall be increased proportionately, and the kind of shares or other securities available for this Plan shall be appropriately adjusted; (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Option (and to which any corresponding Stock Appreciation Right, if any, relates) shall be increased proportionately; and (iii) the Exercise Price for each share of Stock (or other kind of shares or securities) subject to then outstanding Options (and corresponding Stock Appreciation Rights, if any) shall be reduced proportionately, without changing the aggregate Exercise Price or value as to which outstanding Options (and corresponding Stock Appreciation Rights, if any) remain exercisable.

                  (b) If at any time, or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then (i) the maximum number of shares of Stock available for this Plan as provided in Subsection 2.1 shall be decreased proportionately, and the kind of shares or other securities available for this Plan shall be appropriately adjusted; (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Option (and to which any corresponding Stock Appreciation Right, if any, relates) shall be decreased proportionately; and (iii) the Exercise Price for each share of Stock (or other kind of shares or securities) subject to then outstanding Options (and corresponding Stock Appreciation Rights, if any) shall be increased proportionately, without changing the aggregate Exercise Price or value as to which outstanding Options (and corresponding Stock Appreciation Rights, if any) remain exercisable.

                  (c) Whenever the number of shares of Stock subject to outstanding Options (and corresponding Stock Appreciation Rights, if any) and the price for each share of Stock subject to outstanding Options (and corresponding Stock Appreciation Rights, if any) are required to be adjusted as provided in this Subsection 9.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Option (and corresponding Stock Appreciation Rights, if any) after giving effect to the adjustments. The Committee shall promptly provide a copy of such notice to each Holder.

                  (d) Adjustments under Subsections 9.1(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under this Plan on account of any such adjustments.

SECTION 10. ADDITIONAL PROVISIONS

         10.1     Loss of Eligibility.

                  (a) If a Participant ceases to be a Non-Employee Director for any reason other than the Participant's death or Disability, then that portion, if any, of any and all Options held by the Participant (or any permitted transferee) which are not yet exercisable (or for which restrictions have not lapsed) as of the date the Participant ceases to be a Non-Employee Director ("Termination Date") shall become null and void as of the Termination Date and, except as provided below, the portion, if any, of any and all Options held by the Participant (or any permitted transferee) that are then exercisable as of the Termination Date shall survive the termination and shall be exercisable for a period of the lesser of (i) the remainder of the term of the Option or (ii) 180 days following the Termination Date.

                  (b) If a Participant ceases to be a Non-Employee Director by reason of the Participant's death or Disability, then the portion, if any, of any and all Options held by the Participant (or any permitted transferee) that are not yet exercisable (or for which restrictions have not lapsed) as of the Termination Date, shall become exercisable and all such Options shall be exercisable for the lesser of (i) remainder of the term of the Options or (ii) three years after the Termination Date.

                  (c) If a Participant ceases to be a Non-Employee Director by reason of Retirement, then all such Options held by that Participant (or any permitted transferee) as of the Termination Date that are exercisable shall be exercisable for the lesser of (i) remainder of the term of the Option or (ii) three years after the Termination Date.

                  (d) Notwithstanding the foregoing, if a Non-Employee Director is removed from the Board of Directors by the Corporation for "cause" (hereafter defined), then any and all Options held by such Non-Employee Director (or any permitted transferee) that were granted to such Non-Employee Director pursuant to Subsection 5.1 of this Plan shall become null and void as of the date of such termination and any Options held by such Non-Employee Director (or any permitted transferee) that were granted pursuant to Section 6.1 shall be subject to Subsection 10.1(a). "Cause" shall mean, as determined by the Board of Directors in the sole discretion exercised in good faith of the Board of Directors,
         (a) the commission by the Non-Employee Director of a felony or of a misdemeanor involving moral turpitude, (b) the participation by the Non-Employee Director in any fraud, (c) dishonesty by the Non-Employee Director that is detrimental to the best interest of the Corporation,
         (d) the willful and continued failure by the Non-Employee Director to substantially perform his duties to the Corporation (other than any such failure resulting from the Non-Employee Director's incapacity due to Disability) after written demand for substantial performance is delivered by the Corporation specifically identifying the manner in which the Corporation believes the Non-Employee Director has not substantially performed his duties, or (e) the willful engaging by the Non-Employee Director in misconduct which is materially injurious to the Corporation, monetarily or otherwise.

         Any portion of an Option not exercised upon the expiration of the applicable periods specified above shall be null and void upon the expiration of such period.

         10.2 Death or Disability. Upon the death or Disability of a Holder, any and all Options held by the Holder that have not been exercised as of the date of the Holder's death or Disability may be exercised by, in the case of the Holder's Disability, the Holder, his guardian or his legal representative or, in the case of the Holder's death, by the Holder's legal representatives, heirs, legatees, or distributees, in each case for the periods prescribed in Subsection
10.1. "Disability" shall mean (i) with respect to a Participant, as determined by the Board of Directors in the sole discretion exercised in good faith of the Board of Directors, a physical or mental impairment of sufficient severity that
(a) either the Non-Employee Director is unable to continue performing the duties he performed before such impairment or the Non-Employee Director's condition entitles him to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries or any other customary general disability policy owned by or maintained for the benefit of the Non-Employee Director, and
(b) that impairment or condition is cited by the Corporation as the reason for termination of the Non-Employee Director's participation as a member of the Board of Directors and (iii) with respect to a Holder that is a permitted transferee, the appointment of a legal guardian or representative of such Holder.

         10.3     Transferability of Options.

                  (a) Permitted Transferees. The Committee may, in its discretion, permit a Holder to transfer all or any portion of an Option, or authorize all or a portion of any Option to be granted to a Non-Employee Director to be on terms which permit transfer by such Holder, to (i) the spouse, children or grandchildren of the Holder ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners (collectively, "Permitted Transferees"); provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original Holder of the Option and transfers to other Permitted Transferees of the original Holder. Award Agreements evidencing Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10.3(a).

                  (b) Domestic Relations Orders. Options may be transferred pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Corporation of written notice of such transfer and a certified copy of such order.

                  (c) Other Transfers. Except as expressly permitted by Subsections 10.3(a) and 10.3(b), Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution.

                  (d) Effect of Transfer. Following the transfer of any Option as contemplated by Subsections 10.3(a), 10.3(b) and 10.3(c), (i) such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Holder" shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Holder, as applicable, to the extent appropriate to enable the Holder to exercise the transferred Option in accordance with the terms of this Plan and applicable law and (ii) the provisions of Subsection
         10.1 hereof shall continue to be applied with respect to the original Holder and, following the occurrence of any such events described therein the Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Holder, as applicable, only to the extent and for the periods specified in Subsections 10.1 and 10.2.

                  (e) Procedures and Restrictions. Any Holder desiring to transfer an Option as permitted under Subsection 10.3(a) or 10.3(b) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under
         Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

                  (f) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Options transferred as permitted in this Subsection 10.3 is not registered pursuant to the effective registration statement of the Corporation generally covering the shares to be issued pursuant to this Plan to initial Holders of Options, the Corporation shall not have any obligation to register the issuance of any such shares of Stock to any such transferee and may place legends on certificates evidencing such shares restricting future transfers of such shares except in accordance with applicable securities laws.

                  (g) Effect on Stock Appreciation Rights. If at the time any Option is transferred as permitted under this Subsection 10.3 a corresponding Stock Appreciation Right shall have been granted with respect to such Option pursuant to Subsection 8.1(a) of this Plan, then the transfer of such Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and Stock Appreciation Rights shall not be transferable other than as part of a transfer of the Option to which it relates as provided in this Subsection 10.3.

         10.4 Delivery of Certificates of Stock. Subject to Subsection 10.5, the Corporation shall promptly issue and deliver a certificate representing the number of shares of Stock as to which an Option has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price, if applicable, payment of any amounts required to be withheld. The value of the shares of Stock or cash deliverable upon the exercise of an Option or Stock Appreciation Right under this Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Award Agreement.

         10.5 Conditions to Delivery of Stock. Nothing herein or in any Option granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Option if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's intentions with regard to the retention or disposition of the shares of stock being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

         10.6 Stockholder Approval. Options shall not be granted under this Plan prior to the date the stockholders of the Corporation shall have approved this Plan. This Plan shall become null and void as of December 31, 1997, if such stockholder approval is not obtained on or before such date.

         10.7 Rights as a Stockholder. A Holder shall have no right as a stockholder with respect to any shares of Stock covered by an Option until a certificate representing those shares is issued in such Holder's name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Sections 8 and 9 hereof.

         10.8 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         10.9 Obligation to Exercise. The granting of an Option hereunder shall impose no obligation upon a Holder to exercise the same or any part thereof.

         10.10 Consideration. No Option or Stock Appreciation Right shall be exercisable unless and until the Holder thereof shall have paid cash or property to the Corporation that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Option.

SECTION 11. EFFECTIVENESS, DURATION AND AMENDMENT OF PLAN

         11.1 Effectiveness; Duration. This Plan shall become effective upon the Effective Date, and no Options may be granted hereunder after the date that is ten years after the Effective Date. Notwithstanding the foregoing, Non-Employee Directors may, subject to Subsection 4.2(b) or (c), make elections to participate in this Plan pursuant to Subsection 6.1 of this Plan at any time after this Plan is adopted by the Compensation Committee of the Board of Directors, provided that such election shall (i) relate only to that portion of the Annual Retainer for the 1997 Plan Year that relates to periods from and after the date of such election, (ii) be subject to Subsection 10.6 and (iii) become null and void if stockholder approval is not obtained on or before December 31, 1997. This Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option or (ii) the last date upon which Options may be granted hereunder.

         11.2 Amendment. The Committee may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to outstanding Options, suspend or discontinue this Plan, provided that no suspension or discontinuation of this Plan shall adversely affect the rights of any Holder of any outstanding Option at the time of such suspension or discontinuation or any Participant who has an election in effect pursuant to Subsection 4.2(b) or (c), in each case without such Holder's or Participant's consent, as applicable. Furthermore, the Committee may revise or amend this Plan in any respect without approval of the outstanding Voting Securities of the Company except to the extent any such approval shall be required under any applicable law or the rules of any securities exchange on which the Stock is traded as in effect at the time of such amendment; provided, however, that (i) the Committee may not amend or otherwise revise the terms of this Plan in any manner that would adversely affect the rights of any Holder of any Option outstanding or any Participant who has an election pursuant to Subsection 4.2(b) or (c) in effect at the time of any such amendment or revision without such Holder's or Participant's consent, as applicable, and (ii) the Committee will not amend this Plan to (a) increase materially the aggregate number of shares of Stock that may be issued under this Plan (except for adjustments pursuant to Section 9 hereof), (b) modify the terms of Section 5 or 6 of this Plan in any material respect, or (c) modify materially the requirements about eligibility for participation in this Plan, in each case without the affirmative vote of a majority of the votes cast on a proposal for such amendment presented at a duly held meeting of stockholders of the Company at which a quorum is, either in person or by proxy, present.

SECTION 12. GENERAL

         12.1 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Options may be used for any general corporate purpose.

         12.2 Right of the Corporation to Terminate Status as Director. Nothing contained in this Plan, or in any Award Agreement, shall confer upon any Holder the right to continue to serve as a member of the Board of Directors or interfere in any way with the rights of the Corporation or its stockholders to terminate the Holder's participation as a member of the Board of Directors with or without cause.

         12.3 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to this Plan or any Option granted under it; and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

         12.4 Other Benefits. Participation in this Plan shall not preclude a Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Non-Employee Directors, except as such participation therein may be limited by the terms of any such other plan. Neither the adoption of this Plan by the Compensation Committee nor the submission of this Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Compensation Committee or the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options and the awarding of stock and cash otherwise than under this Plan and such arrangements may be either generally applicable or applicable only in specific cases.

         12.5 Unfunded Plan. Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock, or rights thereto to be granted under the Plan. Any liability of the Corporation to any Holder with respect to a grant of cash, Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

         12.6 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to a Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         12.7 No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation and neither shall have any liability to any Holder as a result thereof.

         12.8 Payment of Expenses. All expenses incident to the administration, termination, or protection of this Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries.

         12.9 Corporation Records. Records of the Corporation or its Subsidiaries regarding a Participant's period of service as a member of the Board of Directors, termination of service as a member of the Board of Directors and the reason therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         12.10 Information. The Corporation shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under this Plan.

         12.11 No Liability of Corporation. The Corporation assumes no obligation or responsibility to a Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

         12.12 Corporation Action. Any action required of the Corporation shall be by resolution of the Board of Directors, the Compensation Committee, or by a person authorized to act by resolution of the Board of Directors.

         12.13 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         12.14 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is actually received, addressed to the applicable party as specified in the applicable Award Agreement. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Award Agreement pertaining to the shares to which such notice relates. Any person entitled to notice hereunder may waive such notice.

         12.15 Successors. This Plan shall be binding upon each Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors and assigns and upon the Committee and its successors.

         12.16 Headings. The titles and headings of Sections and Subsections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         12.17 Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. Questions arising with respect to the provisions of an Award Agreement that are matters of contract law shall be governed by the laws of the state specified in the Award Agreement, except to the extent Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law, without giving effect to any conflict of law provisions thereof, shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         12.18 Availability of Exempt Transactions. Notwithstanding the provisions of this Plan, nothing contained in this Plan shall prohibit any transactions permitted by Rule 16a-2(d) promulgated under the Exchange Act to the extent such transactions are approved by the Committee and are not in violation of, and do not otherwise cause this Plan not to be in compliance with, Rule 16b-3.

         12.19 Taxation and Withholding Issues. Each Non-Employee Director that participates in this Plan shall be individually responsible for any taxation results from the grant or award of Options and/or SARs under this Plan. Because such Participants are not employees of the Company, the Company shall not withhold for any state, local or federal taxes resulting from the grants or awards under this Plan except to the extent the Company may be required to do so under any applicable law, as from time to time may be in effect.

         12.20 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

         This Plan has been approved by the Compensation Committee of the Company as of April 3, 1998, and was approved by the stockholders of the Company as of May 26, 1998.


         ATTEST:    /s/ Michael T. Segraves
                    -------------------------------------------
                    Michael T. Segraves,
                    Secretary



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